Exhibit 10.5
CONFIDENTIALITY AGREEMENT — COWEN REPRESENTING SELLER
December 11, 2009
Alex Meruelo
Chairman & Chief Executive Officer
Meruelo Group
9550 Firestone Boulevard — Suite 105
Downey, California 90241-5560
Dear Mr. Meruelo,:

Re:	Confidential Information and Evaluation Material
Cowen and Company, LLC (“Cowen”), is acting on behalf of Rubio’s Restaurants, Inc. (the “Company”) to explore a possible strategic transaction involving the Company (the “Transaction”). In that connection, you have requested financial and other information concerning the business and affairs of the Company. In consideration of furnishing you and your directors, officers, employees, agents, affiliates, advisors and potential financing sources (including such financing sources’ directors, officers, employees, agents and advisors) (collectively, “Representatives”) such financial and other information, you agree to treat, and to direct your Representatives to treat, such information furnished to you by or on behalf of the Company or its Representatives and all analyses, compilations, studies and other materials containing or reflecting, in whole or in part, any such information (collectively, “Evaluation Material”), as follows:
1.	You recognize and acknowledge the competitive value and confidential nature of the Evaluation Material and the damage that could result to the Company if any information contained therein is disclosed to any third party.

2.	The term “Evaluation Material” does not include any information which (a) is already lawfully in your possession or known to you, provided that the source of such information is not known by you to be subject to another confidentiality agreement or other obligation of confidentiality with the Company or another party with respect to such information, (b) has been made public other than by acts by you or your Representatives in violation of this agreement or other obligation of confidentiality, (c) becomes available to you on a nonconfidential basis from a source that to your knowledge is entitled to disclose it on a nonconfidential basis, or (d) is independently developed by you without reference to other Evaluation Material.

3.	You agree that until the third anniversary of the date hereof the Evaluation Material will be kept confidential and will be used solely for the purpose of evaluating the Transaction or to pursue any transaction

Rubio’s Restaurants, Inc.
December 11, 2009

or course of action permitted by Section 10 below (when permitted to do so under Section 10). Until the third anniversary of the date hereof, you agree not to disclose any of the Evaluation Material to any third party, in any manner whatsoever, in whole or in part, without the prior written consent of the Company, except that you may disclose the Evaluation Material or portions thereof to your Representatives who need to know such information (and who agree to use such information solely) for the purpose of evaluating the Transaction, which Representatives shall be informed of the confidential nature of the Evaluation Material and shall agree with you to be bound by the confidentiality provisions of this agreement and not to disclose any of the Evaluation Material to any other party. You shall be responsible for any breach of this agreement by any of your Representatives.

4.	Except to the extent required by law, the Company agrees that until the third anniversary of the date hereof any documents and other information (including without limitation any investment proposal letters and term sheets) that you provide to the Company or to any of its Representatives in connection with the Transaction (the “Transaction Material”) will be kept confidential and will be used solely for the purpose of evaluating the Transaction. Except to the extent required by law, until the third anniversary of the date hereof, the Company agrees not to disclose any of the Transaction Material to any third party, in any manner whatsoever, in whole or in part, without your prior written consent, except that the Company may disclose the Transaction Material or portions thereof to its Representatives who need to know such information (and who agree to use such information solely) for the purpose of evaluating the Transaction, which Representatives shall be informed of the confidential nature of the Transaction Material and shall agree with the Company to be bound by the confidentiality provisions of this agreement and not to disclose any of the Transaction Material to any other party. The Company shall be responsible for any breach of this agreement by any of its Representatives.

5.	In the event that either party hereto or its Representatives are requested in any proceeding or pursuant to any law or any rule or regulation of any governmental agency or authority to disclose any Evaluation Material or Transaction Material, unless prohibited by applicable law such party will give the other party hereto prompt notice of such request so that such other party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this agreement (and if such other party seeks such an order, the first party will provide such cooperation as such other party shall reasonably request). If, in the absence of a protective order, the first party or its Representatives are nonetheless legally compelled to disclose such Evaluation Material, such first party or its Representatives, as the case may be, will furnish only that portion of the Evaluation Material or Transaction Material which it is advised by

Rubio’s Restaurants, Inc.
December 11, 2009

its counsel is legally required, in which case it will not be subject to liability hereunder; provided, however, that it gives such other party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and uses its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

6.	Without the prior written consent of the Company, neither you nor any of your Representatives will disclose to any person the fact that the Evaluation Material has been made available to you, that discussions or negotiations are taking place concerning a Transaction involving the Company or any of the terms, conditions or other facts with respect to such Transaction, including the status thereof or the subject matter of this agreement, except that you may make any such disclosure which your counsel advises you is legally required, provided that you consult with the Company or its advisors prior to any such required disclosure.

7.	You hereby acknowledge that you are aware, and that you will advise your Representatives who are informed as to the matters which are the subject of this letter, (i) that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities and (ii) that you are familiar with the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and agree that you will neither use nor cause any party to use, any Evaluation Material in contravention of the Exchange Act or such rules and regulations including Rules 10b-5 and 14e-3.

8.	You hereby represent that, as of the date hereof, you and your affiliates and associates (as such terms are defined in Rule 12b-2 under Exchange Act) beneficially own in the aggregate less than 12% of the outstanding voting securities of the Company. For the avoidance of doubt, Levine Leichtman Capital Partners, Inc. and its related entities and affiliates shall not be considered your affiliate, associate or Representative for any purpose under this agreement.

9.	Except as contemplated by the Transaction, unless specifically invited in writing by the Company, for a period of twelve months from the date hereof, you and your affiliates, as defined in Rule 12b-2 under the Exchange Act, will not (and you and they will not assist or encourage others to), directly or indirectly:
(a)	acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any

Rubio’s Restaurants, Inc.
December 11, 2009

of the Company’s assets or businesses, or any bank debt, claims or other obligations of the Company, or any securities issued by the Company, or any rights or options to acquire such ownership (other than those currently owned) (including from a third party); or

(b)	seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company’s Board of Directors, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; or

(c)	enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

(d)	seek or request permission or participate in any effort to do any of the foregoing or make or seek permission to make any public announcement with respect to the foregoing.
10.	Notwithstanding paragraph 9, you or your affiliates may make a proposal to the Board of Directors of the Company with respect to any transaction described in paragraph 9(a) and may take the actions with respect to such transaction as described in paragraph 9(c), if the Company shall have entered into a definitive agreement providing for, or, in the case of clause (ii) below, its Board of Directors shall have recommended in favor of (i) any direct or indirect acquisition or purchase by any person or group of a majority of the common stock or assets of the Company, (ii) any tender offer or exchange offer that if consummated would result in any person or group acquiring a majority of the common stock of the Company or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the shareholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity).

11.	In consideration of your covenants herein, the Company agrees to provide to you such Evaluation Material as you reasonably request during the four months following the date of this letter or such longer period as you and the Company continue discussions regarding a Transaction. You agree that except as and to the extent provided in a definitive written agreement with you with respect to the Transaction, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to a Transaction by virtue of this or any written or oral expression with respect to a Transaction by any of the

Rubio’s Restaurants, Inc.
December 11, 2009

Company’s or your directors, officers, employees, agents, advisors or other representatives. All inquiries, requests for information and other communications with the Company shall be made through Owen Hart or another designated individual at Cowen.

12.	Upon the Company’s request, you will promptly return to the Company all copies of all Evaluation Material furnished to you or your Representatives by or on behalf of the Company and will destroy all analyses, compilations, summaries, studies and other material prepared by you or your Representatives based in whole or in part on, or otherwise containing or reflecting any of, the Evaluation Material; provided, however, that notwithstanding the foregoing, you and your Representatives may each retain a copy of all Evaluation Material and all such analyses, compilations, summaries, studies and other material in separate files solely to comply with your respective document retention policies. You hereby agree to promptly certify in a letter to the Company that the return required hereunder and such destruction have been accomplished.

13.	You understand that except as and to the extent provided in a definitive written agreement with you with respect to the Transaction, when, as and if it is executed and delivered (and subject to the restrictions and conditions specified therein), neither the Company nor any of its Representatives (including Cowen) makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material and you agree that neither the Company nor any of its Representatives shall have any liability to you or any other party resulting from any use or reliance on the Evaluation Material.

14.	You agree that until the earlier of (a) the consummation of a Transaction between the Company and you or (b) one year from the date hereof, neither you nor any of your affiliates will, without the prior written consent of the Company, (x) solicit to employ any person who is at the time an employee of the Company (provided that a general solicitation made through any publicly distributed media or a general solicitation conducted through a search firm that is not specifically instructed to solicit employees of the Company shall not constitute a violation of this Section 14), or (y) initiate or maintain contact (except in the ordinary course of business) with any officer, director, employee, supplier, distributor, broker or customer of the Company for the purposes of obtaining information for use in evaluating a Transaction.

15.	The Company acknowledges and agrees that you may be invested in, may invest in or consider investments in companies that compete either directly or indirectly with the Company and that the execution of this letter shall in no way be construed to prohibit or restrict your ability to maintain, make or consider such investments.

Rubio’s Restaurants, Inc.
December 11, 2009

16.	You and the Company each agree that money damages would not be a sufficient remedy for any breach of this agreement by you or your Representatives or by the Company or its Representatives, and that, in addition to all other remedies, you and the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and you and the Company each further agree to waive, and to use commercially reasonable efforts to cause your respective Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy.

17.	No failure or delay by you, the Company or any of your or its Representatives in exercising any right, power or privilege under this agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. No provision of this agreement may be waived, amended or modified, in whole or in part, nor any consent given, except by way of a writing signed by a duly authorized representative of each of you and the Company, which writing specifically refers to this agreement and the provision so amended or modified or for which such waiver or consent is given. In the event that any provision of this agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the agreement shall not in any way be affected or impaired thereby. This agreement is not intended to be a letter of intent or agreement in principle, or otherwise commit or bind the Company or you, to negotiate the terms of the proposed Transaction or to consummate the Transaction contemplated herein.

18.	This agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts made and to be performed therein, without giving effect to its conflicts of laws, principles or rules. Each party hereto consents to personal jurisdiction in California and voluntarily submits to the jurisdiction of the courts of California in any action or proceeding with respect to this agreement, including the federal district courts located in California. You agree that you may be served with process at your address set forth on the first page hereof. The parties waive the right to a trial by jury in any dispute arising under this agreement.

19.	This agreement and all obligations hereunder shall terminate on the third anniversary of the date hereof (unless earlier terminated pursuant to the terms of this agreement).

Rubio’s Restaurants, Inc.
December 11, 2009

Please acknowledge your agreement to the foregoing by countersigning this letter in the place provided below and returning it to Cowen.

Very truly yours,

Rubio’s Restaurants, Inc.

By: COWEN AND COMPANY, LLC As Agent

By:	/s/ Loren Pannier
Loren Pannier
Chairman of the Special Committee
Accepted and Agreed to:
Meruelo Group

By:	/s/ Alex Meruelo
Alex Meruelo
Chairman & Chief Executive Officer